AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 2009

REGISTRATION NO. 333-139319

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

VERSO TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

MINNESOTA	41-1484525
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

400 Galleria Parkway
Suite 200
Atlanta, Georgia 30339
(Address of Principal Executive Offices)

VERSO TECHNOLOGIES, INC.  1999 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Darryl S. Laddin as Trustee 171 17th Street NW Suite 2100 Atlanta, Georgia 30363 (404) 873-8500	Robert F. Dow, Esq. Arnall Golden Gregory LLP 171 17th Street NW, Suite 2100 Atlanta, Georgia 30363 (404) 873-8706
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8, Registration No. 333-139319 (the "Registration Statement"), of Verso Technologies, Inc. (the "Company"), which was filed with the Securities and Exchange Commission and became effective on December 14, 2006.  The Registration Statement registered 3,500,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), for sale pursuant to the 1999 Stock Incentive Plan, as amended (as adjusted for the Company’s one-for-five reverse stock split effective October 11, 2005).

The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the Common Stock registered, but unsold, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 30th day of July, 2009.

VERSO TECHNOLOGIES, INC.

By: /s/ Darryl S. Laddin
Darryl S. Laddin, as Trustee for the
Verso Technologies, Inc.
Liquidating Trust and as Agent for Service